UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 720-999 West Broadway Vancouver, British Columbia, Canada	V5Z 1K5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 629-5989

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on that certain Current Report on Form 8-K filed on July 3, 2018 with the U.S. Securities and Exchange Commission (the “SEC”), on June 28, 2018, DelMar Pharmaceuticals, Inc. (the “Company”) received a written notice (the “Initial Notice”) from the Listing Qualifications department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. The Initial Notice provided the Company 180 calendar days in which to regain compliance. During the compliance period, which ended on December 26, 2018, the Company was unable to regain compliance with the Minimum Bid Price requirement.

On December 27, 2018, the Company received a written notice from the Listing Qualifications department of Nasdaq (the “Notice”) notifying the Company that it had not regained compliance with the Minimum Bid Price and that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 does not qualify the Company for an additional 180 calendar day extension period for compliance.

The Company plans to appeal the determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Such hearing request will stay the suspension of the Company’s securities pending the Panel’s decision, during which time the Company’s common stock will continue to be listed on Nasdaq, and the Company’s common stock will continue to trade under the symbol “DMPI”. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the SEC.

There can be no assurance that the Company will be successful in appealing the determination and in regaining compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. In addition, the delisting of the common stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: December 31, 2018	By:	/s/ Saiid Zarrabian
Name: Saiid Zarrabian Title: President and Chief Executive Officer

2